Exhibit 99.5

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on August 14, 2014.

Vote by Internet • Go to www.envisionreports.com/QCOR • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	ITEMS — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2, AND 3.

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1.	To approve and adopt the Agreement and Plan of Merger, dated as of April 5, 2014 (the “Merger Agreement”), by and among Mallinckrodt plc (“Mallinckrodt”), Quincy Merger Sub, Inc. (“Merger Sub”), and Questcor Pharmaceuticals, Inc. (“Questcor”), and to approve the transactions contemplated by the Merger Agreement, including the merger of Merger Sub with and into Questcor, with Questcor continuing as the surviving corporation and a wholly owned subsidiary of Mallinckrodt (the “Merger Proposal”).	For ☐	Against ☐	Abstain ☐	2.

To adjourn the meeting to another date and place if necessary or appropriate to solicit additional votes if there are insufficient votes at the time of the Questcor special meeting to approve the Merger Proposal.

						For ☐	Against ☐	Abstain ☐

3.	To approve, on a non-binding, advisory basis, the merger-related compensation of Questcor’s named executive officers.	For ☐	Against ☐	Abstain ☐

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as the name appears above. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy Solicited by the Board of Directors

Special Meeting of Shareholders – August 14, 2014

The undersigned hereby nominates, constitutes and appoints Don M. Bailey and Michael H. Mulroy, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of Questcor Pharmaceuticals, Inc. which the undersigned is entitled to represent and vote at the 2014 Special Meeting of Shareholders to be held on August 14, 2014, at 8:00 a.m. local time, at the offices of Latham & Watkins LLP, located at 650 Town Center Drive, 20th Floor, Costa Mesa, California 92626 and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as on the reverse side hereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

IMPORTANT—PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY.